Exhibit 4.3

EXECUTION VERSION

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, dated as of the 27th day of May, 2009 (this “Agreement”), by and among BNY Trust Company of Canada, in its capacity as Note Agent (as defined below) on behalf the Note Secured Parties (as defined below) and as depositary for Business Interruption Proceeds (as such term is defined below) as provided in Section 3.11 hereof; Royal Bank of Canada in its capacity as collateral agent (together with its successors in such capacity, the “Loan Agent”) for itself and the “Loan Lenders” from time to time party to the “Loan Agreement” (as those terms are defined below) and Gibson Energy ULC (including its permitted successors and assigns, the “Borrower”):

R E C I T A L S

(A)          The Borrower has entered into a Loan Agreement dated as of December 12, 2008 (as the same may be amended, amended and restated, renewed, extended, restructured, supplemented, replaced, novated or otherwise modified from time to time, the “Loan Agreement”) with, inter alios, UBS Loan Finance LLC and RBC Capital Markets Corporation, as Co-Lead Arrangers, Royal Bank of Canada, as collateral agent and administrative agent (the “Administrative Agent “or “Agent”), UBS Securities LLC as Documentation Agent, and Royal Bank of Canada and UBS Loan Finance LLC as Lenders;

(B)           The obligations of the Borrower under the Loan Agreement are secured by liens on and security interests in the Liquidity Collateral (as hereinafter defined) and the Shared Collateral (as hereinafter defined) as more specifically set forth in the Loan Agreement and the other documents delivered in connection therewith;

(C)           The Borrower, GEP Midstream Finance Corp. (the “Co-Issuer”, and together with the Borrower, the “Issuers”) and guarantors party thereto have entered into an indenture dated as of May 27, 2009 (as the same may be amended, amended and restated, renewed, extended, restructured, replaced, refinanced, supplemented or otherwise modified from time to time, the “Indenture”) with the Note Agent and The Bank of New York Mellon, as trustee (the “Note Trustee”), pursuant to which the Issuers have issued $560,000,000 of its 11.75% First Lien Senior Secured Notes due 2014 (together with any Additional Notes (as such term is defined in the Indenture) referred to as “Notes”);

(D)          The obligations of the Issuers under the Indenture and the Notes are secured by mortgages, charges and liens on and security interests in the Note Collateral (as hereinafter defined) and the Shared Collateral (as hereinafter defined) as more specifically set forth in the Indenture and the other documents delivered in connection therewith; and

(G)           The Borrower, the Loan Agent and the Note Agent wish to enter into this Agreement setting forth their agreement (i) as to the relative priorities of the respective mortgages, charges, liens and security interests in the assets of each Credit Party securing the respective obligations of each Credit Party under the Loan Agreement and the Indenture and (ii) as to certain related matters.

A G R E E M E N T

In consideration of the premises and the mutual covenants and conditions herein contained, the Loan Agent, for itself and on behalf of the Loan Lenders, and the Note Agent, on behalf of the Note Secured Parties and as depositary for Business Interruption Proceeds, intending to be legally bound, agree as follows:

1.             Definitions.

(a)  In addition to those terms elsewhere expressly defined in this Agreement, as used herein, the following terms shall be defined as set forth below:

“Access Period” means, in respect of any Credit Party, each period which begins on the first day of an Enforcement Period commenced by the Note Agent with respect to the Note Collateral or by the Loan Agent with respect to the Liquidity Collateral and ends on the earliest of (i) the 90th day after the Loan Agent has delivered an Enforcement Notice with respect to the Liquidity Collateral plus such number of days, if any, after delivery of such notice that the Loan Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to the applicable Liquidity Collateral or during which any Insolvency Proceedings are continuing in respect of such Credit Party; (ii) the 90th day after the Note Agent has delivered an Enforcement Notice with respect to the Note Collateral plus such number of days, if any, after delivery of such notice that the Loan Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to the applicable Liquidity Collateral or during which any Insolvency Proceedings are continuing in respect of such Credit Party; (iii) the date on which substantially all the Liquidity Collateral is sold to a third party, collected or liquidated; and (iv) the termination of such Enforcement Period.

“Accounts” means any and all “accounts” as such term is defined in Section 1 of the PPSA, together with all accounts, accounts receivable, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Credit Parties or any of them, in each case to the extent such account arises out of a sale or lease of Inventory or rendition of services by the Credit Parties or any of them, whether or not the same have been earned, together with any interest, late charges, penalties, collection costs and other sums due or payable in respect thereof.

“Assigned Claims” means, collectively, whether or not constituting Accounts, all of the Credit Parties’ (a) “instruments”, “chattel paper” and “documents of title” (as each term is defined in Section 1 of the PPSA), cheques, collections, letters of credit, bills, notes, acceptances, drafts, instruments, certificates of deposit, treasury bills, investment certificates, commercial paper, other cash equivalents (including those forming part of the Loan Lenders’ borrowing base) and any other security or securities except Capital Stock (the “Payment Instruments”); (b) all of such Person’s moneys and claims for money due or to become due to any of the Credit Parties under any contracts, agreements or arrangements relating to the sale or lease of Inventory or rendition of services by the Credit Parties or Payment Instruments, and any and all amendments, supplements, extensions, and renewals thereof, including all of the Credit Parties’ deposit and other bank accounts, credits and balances with the Loan Agent, and/or any of the Loan Lenders and all claims of the Credit Parties or any of them against any Loan Lender or agent under the Loan Agreement at any time existing; (c) all rights and claims of the Credit Parties now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any contracts, agreements, arrangements relating to the sale or lease of Inventory or rendition of services by the Credit Parties or any Accounts or Payment Instruments; or (ii) for any damages arising out of or for breach or default under or in connection with any contracts, agreements or arrangements relating to the sale or lease of Inventory or rendition of services by the Credit Parties or Payment Instruments; or (iii) to exercise or enforce any and all covenants, remedies, powers and privileges under any contracts, agreements, or arrangements relating to the sale or lease of Inventory or renditions of services by the Credit Parties or Payment Instruments; (d) all forms of obligations owing to the Credit Parties or any of them (including in respect of loans, advances and extensions of credit by the Credit Parties or any of them to any other Credit Parties); and (e) tax refunds and credits (including, in respect of goods and service tax and provincial sales taxes) and duty drawbacks, provided however that Assigned Claims shall not include Proprietary Rights Collateral, Specified Contract Rights, Capital Stock of the Borrower, the Co-Issuer or the Borrower’s restricted subsidiaries, Note Collateral Account and Property described in clause (iv) of the definition of Note Collateral contained herein.

“Borrower” means Gibson Energy ULC and its permitted successors and assigns.

“Borrower Property” means any and all Property of the Credit Parties, or rights, title or interest of the Credit Parties in Property, howsoever arising, acquired or obtained, whether now or hereafter existing, whether tangible or intangible, whether real or personal, and wherever located.

“Business Day” means any day that is not a Saturday, Sunday, or day on which banks in Toronto, Ontario and/or Calgary, Alberta are required or permitted to close.

“Business Interruption Proceeds” means any proceeds of any business interruption insurance maintained by the Credit Parties.

“Capital Stock” means all shares, stock and other equity interests in the capital of the Credit Parties, now existing or hereafter arising.

“Collateral” means, collectively, the Liquidity Collateral and the Note Collateral.

“Contract Intangibles” means the following intangibles (as such term is defined in Section 1 of the PPSA), now owned or hereafter acquired by any Credit Party or in which a Credit Party now has or hereafter acquires any rights:

(a)           all right, title and interest in, to or under any agreement relating to any Swap with any Person as party or counterparty (and specifically including any swap, cap, floor, collateral option, forward, cross right or obligation, or combination thereof or similar transaction or otherwise relating to any commodity, pricing or currency risk, to which the Loan Agent, any Loan Lender, any affiliate of any Loan Lender or any entity that was a Loan Lender or an affiliate of a Loan Lender at the time of entering into such transaction is party or counter-party);

(b)           Assigned Claims and all other right, title and interest in, to or under any contract, agreement or arrangement relating to the creation, collection, enforcement or payment of any Accounts, Inventory, or other Liquidity Collateral;

(c)           all other intangibles (including, choses in action and causes of action) specifically relating to any of the Liquidity Collateral;

(d)           all rights, claims, causes of action, proceedings, damages, indemnities or compensation relating to any of the foregoing; and

(e)           all guarantees and other security to the extent such items evidence or secure or otherwise relate to Accounts, Inventory or Contract Intangibles described above;

provided that Contract Intangibles shall not include any Shared Collateral, Proprietary Rights Collateral, Capital Stock of the Borrower, the Co-Issuer or the Borrower’s restricted subsidiaries, the Note Collateral Account or the Specified Contract Rights or any Note Collateral described in clause (iv) of the definition of Note Collateral.

“Credit Parties” means (i) in reference to the Note Obligations, the Borrower and Co-Issuer and each guarantor of any Note Obligations and (ii) in reference to the Loan Agreement Obligations, the Borrower and each subsidiary guarantor of (or any other subsidiary providing collateral in support of) the Loan Agreement Obligations and, in each case, references to “Credit Parties” means and includes a reference to all of them and to each or any of them, jointly or severally.

“Discharge” means in respect of the Note Obligations or Loan Agreement Obligations, the date of (A) full payment in cash or defeasance of the Note Obligations or (B) full payment in cash of the Loan Agreement Obligations and termination of all commitments relating to the Loan Agreement Obligations, as the case may be.

“Disposition” means the sale, assignment, transfer, conveyance or other substantially complete disposition of any Borrower Property, including, without limitation any involuntary disposition as a result of a casualty, expropriation or condemnation.

“Enforcement Action” means, collectively or individually, any steps taken by the Note Agent or the Loan Agent, as applicable, to foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or exercise any remedies with respect to, any amount of Collateral with a value in the aggregate in excess of $10,000,000, whether by judicial enforcement of any of the rights and remedies under the Loan Documents, the Note Security

Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, in connection with which the Loan Agent or the Note Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the amendment of any covenants or negative covenants or application or enforcement of any terms or conditions of the Loan Documents or Note Security Documents (including conducting collateral reviews, audits or valuations and applying, amending or increasing any eligibility criteria or reserves), (v) any amendments, supplements, modifications or restatements to the Loan Documents or Note Security Documents, (vi) the collection and application of Accounts or other monies deposited from time to time in accounts in each case, to the extent constituting Liquidity Collateral, against the Loan Agreement Obligations (including the notification of account debtors, depositary institutions or any other Person to verify collateral or to deliver Collateral or proceeds thereof to the Loan Agent), (vii) the payments (including any prepayments) made with the proceeds of any Collateral pursuant to the terms of the Loan Documents or the Note Security Documents, as applicable, (viii) the collection and application of funds or other monies deposited from time to time in accounts in the Note Collateral Account, in each case, to the extent constituting Note Collateral, against the Note Obligations or (ix) the issuance of a notice of demand, notice of acceleration or, notice terminating any commitment, notice of default or a notice of intention to enforce pursuant to section 244 of the Bankruptcy and Insolvency Act (Canada).

“Enforcement Notice” means a written notice delivered at a time when an “Event of Default” (as defined in the Note Security Documents or the Loan Agreement, as applicable) has occurred and is continuing, by either the Loan Agent or the Note Agent, as applicable, to the other announcing that it has commenced an Enforcement Action, specifying the relevant event of default, stating the current balance of the Loan Agreement Obligations or the Note Obligations, as applicable, and requesting the current balance of the Loan Agreement Obligations or Note Obligations, as applicable, owing to the noticed party.

“Enforcement Period” means the period of time following the receipt by either the Loan Agent or the Note Agent of an Enforcement Notice from the other until the earliest of (a) in the case of an Enforcement Period commenced by the Note Agent, the Discharge of Note Obligations, (b) in the case of an Enforcement Period commenced by the Loan Agent, the Discharge of Loan Agreement Obligations, (c) the Loan Agent or the Note Agent (as applicable) agrees in writing to terminate the Enforcement Period, or (d) the date on which the Event of Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured in accordance with the relevant Loan Document or Note Security Document, as applicable, or waived in writing.

“Equipment” means any “equipment,” as such term is defined in Section 1 of the PPSA, now owned or hereafter acquired by any of the Credit Parties or in which any of the Credit Parties now has or hereafter acquires any rights and wherever located, and, in any event, shall include all  machinery, equipment, including processing equipment, conveyors, machine tools, pipe, molds, dies, stamps, furnishings, Fixtures, automotive equipment, vehicles, trailers, trucks, forklifts, rolling stock, computers and other electronic data-processing including embedded software not constituting Shared Collateral and peripheral equipment and other office equipment, all engineering, processing and manufacturing equipment, materials, handling equipment, tools and all other equipment of every kind and nature now owned or hereafter acquired by any of the Credit Parties or in which any of the Credit Parties now has or hereafter acquires any rights and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories therefor, installed thereon or affixed thereto and all manuals, drawings, records, files, charts, plans, specifications, documents, instructions, warranties and rights with respect thereto.

“Equivalent Amount” means, on any date, the amount of Canadian dollars into which an amount of United States dollars may be converted at the Loan Agent’s spot buying rate in Toronto as at approximately 12:00 noon Toronto time.

“Fixtures” means all fixtures (including trade fixtures), facilities and equipment, howsoever affixed or attached to real property or buildings or other structures on real property, now owned or hereafter acquired by any Credit Party.

“Governmental Agency”  means (a) any international, foreign, federal, provincial or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (e) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

“Hedging Obligations” means, collectively, at any time, all debts, liabilities and obligations of the Credit Parties, whether now or hereafter existing, incurred in connection with any Swap entered into with any of the Loan Lenders.

“includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

“Insolvency Law” shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency, winding-up, dissolution, restructuring, reorganization, liquidation or other similar law of any jurisdiction or any law of any jurisdiction (including any corporate law relating to arrangements, reorganizations or restructurings) permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Insolvency Proceedings” shall mean any arrangement, reorganization, restructuring, bankruptcy, receivership or other similar proceedings in respect of the Credit Parties (whether voluntary or involuntary), or any proposal or other proceeding seeking reorganization or compromise of the claims of creditors, made or commenced by the Credit Parties or others under any Insolvency Law in respect of the Credit Parties.

“Intangibles” means any “intangibles,” as such term is defined in Section 1 of the PPSA, now owned or hereafter acquired by the Credit Parties or in which the Credit Parties now have or hereafter acquire any rights, and, in any event, shall include all right, title and interest which the Credit Parties may now or hereafter have under any contract, causes of action, franchises, customer lists, materials and records, goodwill, and all other intangible property of any kind and nature provided, however, that Intangibles shall not include any Borrower Property constituting Liquidity Collateral (including any Contract Intangibles. Assigned Claims, or, in each case, Proceeds relating thereto) or Shared Collateral.

“Indenture” has the meaning set forth in the recitals to this Agreement.

“Inventory” means any “inventory,” as such term is defined in Section 1 of the PPSA, now owned or hereafter acquired by any of the Credit Parties or in which any of the Credit Parties now has or hereafter acquires any rights and wherever located, and, in any event, shall include all inventory, merchandise, goods, repossessed or returned goods and other personal property, now owned or hereafter acquired by any of the Credit Parties or in which any of the Credit Parties now has or hereafter acquires any rights and wherever located, which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any of the Credit Parties’ business, or the manufacture, processing, packaging, delivery, shipping, advertising, selling or finishing of the same, all finished goods and all bills of lading, documents of title, instruments, warehouse receipts or other documents representing or evidencing the same and includes all rights of stoppage in transit, replevin and reclamation, and other rights of an unpaid vendor, lienor or secured party.

“Law” means, when used in connection with any Person, collectively, all international, foreign, federal, provincial and local statutes, treaties, rules, regulations, standards, guidelines, ordinances, codes, orders and judgments (or any official interpretation of any of the foregoing) issued by any Governmental Agency applicable to that Person.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law, by statute, by contract, or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement and/or any lease in the nature of a security interest.

“Liquidity Collateral” means, collectively, any and all (i) Inventory, Accounts, Assigned Claims and Contract Intangibles together with any and all Proceeds thereof; (ii) cash, cash equivalents, collections, currency, Payment Instruments and moneys whether or not held or received by, or in transit to, the Loan Agent or any of the Loan Lenders from or for and of the Credit Parties, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including all of the Credit Parties’ deposit and other bank accounts, credits, and balances with the Loan Agent and/or any of the Loan Lenders and all claims of any of the Credit Parties or any of them against any Loan Lender at any time existing; (iii) the Liquidity Proportionate Share of Business Interruption Proceeds; and (iv) all Proceeds on or in respect of items (i), (ii) and (iii)

above now existing or hereafter arising; provided, however, that Liquidity Collateral shall not include any Note Collateral Account, Specified Contract Rights, any equity interests in any of the Credit Parties or any other Borrower Property which the Loan Agent has agreed will be excluded from Liquidity Collateral.

“Liquidity Proportionate Share of Business Interruption Proceeds” means, as at the date of determination, the Loan Lenders’ proportionate share of any Business Interruption Proceeds determined by multiplying (A) the total amount of such Business Interruption Proceeds, by (B) the quotient obtained by dividing the aggregate amount of all Loan Commitments by the sum of (i) the aggregate amount of all Loan Commitments, and (ii) the Equivalent Amount in Canadian dollars of the aggregate amount of outstanding Note Obligations as at the date of determination.

“Liquidity Rights in Specified Contracts” has the meaning specified in the definition of Specified Contract Rights.

“Loan Agent” means Royal Bank of Canada, in its capacity as Administrative Agent or Agent for the Loan Lenders under the Loan Agreement and not in its individual capacity, any successor administrative agent or agent under the Loan Agreement, and any other agent, trustee or representative of the Loan Lenders serving in such capacity from time to time and, if there is no such agent, trustee or representative, “Loan Agent” means, collectively, the Loan Lenders.

“Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Loan Agreement Obligations” means, collectively, at any time, all debts, liabilities and obligations of the Credit Parties, whether now or hereafter existing, arising pursuant to or incurred in connection with the Loan Agreement, the Loan Agreement Security Documents, and any other document, agreement or instrument executed or delivered in connection therewith to further evidence the debts, liabilities and obligations of the Credit Parties to the Loan Agent and the Loan Lenders and (b) all Hedging Obligations, in each case, at such time.

“Loan Agreement Security Documents” means, collectively, any and all documents executed in connection with the Loan Agreement or in furtherance thereof, pursuant to which any Credit Party grants to the Loan Lenders (whether through the Loan Agent or otherwise) a Lien on the Liquidity Collateral and the Shared Collateral, or any part thereof as the same may be amended, modified or supplemented from time to time.

“Loan Commitments” means the aggregate amount of the Loan Lenders’ individual commitments as set out in the Loan Agreement as at the date of determination provided, however, that if the principal amount of the Loan Agreement Obligations is greater than such amount, “Loan Commitments” means the principal amount of Loan Agreement Obligations outstanding.

“Loan Lenders” means, collectively, Royal Bank of Canada and UBS Loan Finance LLC as lenders under the Loan Agreement and such other Persons who may from time to time become Loan Lenders as provided in the Loan Agreement.

“Loan Lien” means a Lien now or hereafter granted to, or obtained by, the Loan Lenders or the Loan Agent for the benefit of the Loan Lenders as security for the payment and performance of any Loan Agreement Obligations.

“Note Agent” means BNY Trust Company of Canada, as collateral agent under the Indenture and Note Security Documents, any successor collateral agent under the Indenture and Note Security Documents, and any other collateral agent or trustee for the Note Secured Parties serving in such capacity from time to time, and if there is no such collateral agent, “Note Agent” means, collectively, the Note Secured Parties.

“Note Collateral” means, collectively, (i) all Equipment, Real Property, Intangibles, Capital Stock of the Borrower, the Co-Issuer and the Borrower’s restricted subsidiaries (other than excluded subsidiaries and certain other subsidiaries the Capital Stock of which is not required to be pledged pursuant to the terms of the Note Security Documents), Proprietary Rights Collateral, Specified Contract Rights and Note Collateral Account, (ii) except to the extent included in the Liquidity Collateral or Shared Collateral, all other goods and personal property of the Credit Parties, whether tangible or intangible, now owned or hereafter acquired by the Credit Parties or in which any Credit Party now has or hereafter acquires any rights and wherever located, (iii) the Note Proportionate Share of Business Interruption Proceeds and (iv) all Proceeds on or in respect of items (i), (ii) and (iii) above now existing or hereafter arising provided, however, that Note Collateral shall not include any Borrower Property which the Note Agent has agreed will be excluded from Note Collateral.

“Note Collateral Account” means any account maintained by the Borrower or any other Credit Party with a financial institution pursuant to the provisions of the Note Security Documents and specifically designated by such Credit Party for deposit solely of proceeds of Note Collateral, the details of which account shall have been provided to the Loan Agent at the time of its opening or creation.

“Note Lien” means a Lien now or hereafter granted to, or obtained by, the Note Secured Parties or the Note Agent for the benefit of the Note Secured Parties, as security for the payment and performance of any Note Obligations.

“Note Obligations” means, collectively, all debts, liabilities, and obligations of the Credit Parties, whether now or hereafter existing, arising pursuant to the terms of (1)(a) the Indenture, the Notes and the Note Security Documents and (b) after the issuance thereof, the additional First Lien Obligations (as defined in the Indenture), or, in the case of any other refinancing of the Notes or First Lien Obligations, the equivalent under the other refinancing or refinancings, as applicable, and (2) any other document, agreement or instrument executed or delivered in connection therewith to further evidence the debts, liabilities and obligations of the Credit Parties under the Indenture, the Notes, the Note Security Documents, the additional First Lien Obligations, or the equivalent under the other refinancing or refinancings of the indebtedness under the Notes or the First Lien Obligations or a portion thereof.

“Note Proportionate Share of Business Interruption Proceeds” means, as at the date of determination, the Note Secured Parties’ proportionate share of any Business Interruption Proceeds determined by multiplying (A) the total amount of such Business Interruption Proceeds, by (B) the quotient obtained by dividing the Equivalent Amount in Canadian dollars of the aggregate amount of outstanding Note Obligations as at the date of determination by the sum of (i) the aggregate amount of all Loan Commitments, and (ii) the Equivalent Amount in Canadian dollars of the aggregate amount of outstanding Note Obligations as at the date of determination.

“Note Secured Parties” means (a) the Note Agent, (b) the Note Trustee, (c) the holders from time to time of the Notes and (c) any other holder of Note Obligations.

“Note Security Documents” means, collectively, (a) so long as the Indenture is outstanding any and all documents executed in connection with the Indenture or in furtherance thereof, pursuant to which any Credit Party grants to the Note Secured Parties (whether through the Note Agent or otherwise) a Lien on the Note Collateral and the Shared Collateral, or any part thereof as the same may be amended, modified or supplemented from time to time and (b) thereafter any agreement, document or instrument pursuant to which rights or remedies with respect to such Liens are governed, which in each case may include intercreditor and/or subordination agreements or arrangements among various Note Secured Parties.

“Other Licensed Property” has the meaning specified in Section 3.10(b) of this Agreement.

“Patent” or “Patents” means one or all of the following now owned or hereafter acquired by the Credit Parties or in which the Credit Parties now has or hereafter acquires any rights, including pursuant to any Patent License, and wherever located:  (a) all letters patent of Canada, the United States or any other country and all applications for letters patent of Canada, the United States or any other country, and (b) all reissues, reexaminations, continuations, renewals, continuations-in-part, divisions, and extensions of any of the foregoing.

“Patent License” means any written agreement granting any right to make, use, sell/or practice any invention or discovery that is the subject matter of a Patent now owned or hereafter acquired by the Credit Parties or in which the Credit Parties now have or hereafter acquire any rights.

“Payment Instruments” has the meaning specified in the definition of Assigned Claims.

“Person” means any individual or entity, whether a corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

“PPSA” means the Personal Property Security Act of Alberta as in effect from time to time.

“Proceeds” means, in respect of the Borrower Property, identifiable or traceable Property (including, for greater certainty, cash, cash equivalents, collections, currency, Payment Instruments and moneys to the extent applicable) in any form derived directly or indirectly from any dealing with Borrower Property or the proceeds therefrom (but for greater certainty not including rents, transportation, processing and servicing revenues and other fees and incomes and profits from the operation of the business other than Specified Contract Rights) and includes any payment representing indemnity or compensation for loss of or damage to the Borrower Property or Proceeds therefrom and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Credit Parties from time to time with respect to any of the Borrower Property, (b) any and all payments (in any form whatsoever) made or due and payable to the Credit Parties from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Borrower Property by any Governmental Agency (or any Person acting under colour of governmental authority), and (c) any and all other amounts from time to time paid or payable for the loss, damage, destruction, sale, lease or other disposition of the Borrower Property  or Proceeds under or in connection with any of the Borrower Property, provided, however, that notwithstanding any other term or condition hereof, Proceeds of Note Collateral will not include any Accounts (other than Accounts comprising part of the Specified Contract Rights), Assigned Claims (other than Assigned Claims comprising part of the Specified Contract Rights), cash, cash equivalents, currency and moneys (other than cash, cash equivalents, currency or moneys directed to be and deposited in or credited to the Note Collateral Account) unless same: (A) arise, become payable or, in the case of payments and collections not resulting from any Account or Assigned Claims, are paid or collected on or after the Proceeds Date or (B) arise, become payable or are paid or collected prior to the Proceeds Date and either (x) the Loan Agent had actual knowledge that same constituted Proceeds of Note Collateral (I) at the time any such Accounts or Assigned Claims giving rise to the payments, collections, cash, cash equivalents, currency or moneys were created or, (II) in the case of payments or collections, not resulting from any Account or Assigned Claim, at the time such payments, collections, cash, cash equivalents, currency or moneys were paid or collected or (y) at such Proceeds Date no Loan Agreement Obligations are outstanding or (z) the Loan Agent in its sole discretion expressly agrees that any such proceeds constitute Proceeds of Note Collateral, it being agreed that if the Note Agent or any Credit Party, or any other Person on behalf of the Note Agent or any Credit Party, has given a written notice to the Loan Agent at its address herein specified on or prior to the date applicable for determining whether the Loan Agent has actual knowledge as above-provided, with sufficient detail to identify and keep separate such Proceeds (it being further agreed that any such notice in the form of Exhibit C shall comply with the provisions of this definition), the Loan Agent shall be deemed to have actual knowledge.

“Proceeds Date” means in respect of any Credit Party the earliest of the following dates:  (a) the date upon which the Loan Agent and Loan Lenders have no further commitment or obligation to, and actually cease to, make or extend any further loans and advances under the Loan Agreement; (b) the date upon which the Loan Agent or the Loan Lenders foreclose, sell, liquidate or dispose of Liquidity Collateral having an aggregate realized value in excess of $10,000,000 in respect of any Credit Party, in each case, pursuant to an Enforcement Action; (c) the date upon which any initial order or subsequent order in any Insolvency Proceeding in respect of such Credit Party is made on notice to the Loan Agent; (d) the date upon which any initial order or subsequent order in any Insolvency Proceeding in respect of any Credit Party is made which determines that the Loan Agent and Loan Lenders have no further obligation to fund or that their funding will continue to occur upon terms specified in such order; (e) the date upon which any initial order or subsequent order in any Insolvency Proceeding in respect of such Credit Party is made which contains appropriate ring-fencing provisions satisfactory to the Loan Agent acting reasonably in respect of the Liquidity Collateral or the Note Collateral; (f) the date of receipt by the Loan Agent of a notice that a receiving order under the Bankruptcy and Insolvency Act (Canada) has been issued in respect of such Credit Party or that an assignment has been filed with the Official Receiver under such Act in respect of such Credit Party; (g) the date which is five business days following the making of any initial order or subsequent order in any Insolvency Proceeding in respect of such Credit Party pursuant to which a monitor, receiver or similar official is appointed in respect of such Credit Party; and (h) the date upon which any bankruptcy filing under the US Bankruptcy Code is made in respect of any such Credit Party organized under the law of any state of the United States or the District of Columbia.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proprietary Rights Collateral” means all of the Credit Parties’ now owned and hereafter arising or acquired intellectual property, including all Trademarks, Trademark Licences, Patents, Patent Licenses, copyrights, permits, trade secrets and discoveries (whether or not patentable), technical information, procedures, designs, know-how, processes, models, drawings and proprietary confidential information, inventions (whether patentable or not), invention disclosures, improvements, methods, technology, schematics and formulae, mask works, integrated circuit topographies, computer software and programs (both source code and object code form) and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, registrations, applications continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

“Real Property” means (i) all freehold real and immoveable property now owned or hereafter acquired by any of the Credit Parties, together with all rights, leases, licenses, easements, rights-of-way, profits a-prendre, interests in real property, structures, underground facilities, power, fuel and water supply, storage, waste disposal, roads and other transportation facilities and fixed plant, milling, processing, service and other related infrastructures, buildings, erections, improvements and Fixtures now or hereafter constructed or placed thereon or used in connection therewith, and (ii) all leasehold real and immoveable property now or hereafter leased by any of the Credit Parties, together with all buildings, erections, improvements and fixtures now or hereafter constructed or placed thereon or used in connection therewith.

“Receiver” means any agent, representative, receiver or receiver and manager (whether appointed privately or by order of any court) or like person.

“Rights of Use” means, collectively, the license and rights referred to in Section 3.10(a) and (b) respectively, of this Agreement.

“Security Documents” means, collectively, the Loan Agreement Security Documents and the Note Security Documents.

“Shared Collateral” means all books, records, ledger cards, data processing records and cards, proprietary and non-public business information, all proprietary rights in computer software and programs and all documentation and other materials related to computer software and programs and all other rights under any of the foregoing, business records data, databases, customer lists, papers and writings, computer software and related systems.

“Specified Contract Rights” means all rights, title and benefits of the Credit Parties under, and all rights, claims, choses in action, income, rents, fees, profits and other benefits arising from the Specified Contracts, including any item that would have constituted “Accounts”, “Assigned Claims” or “Contract Intangibles” except for the fact that such agreements are excluded from Liquidity Collateral, but excluding cash, cash equivalents, collections, currency, Payment Instruments and moneys paid, collected or received prior to the Proceeds Date (collectively, the “Liquidity Rights in Specified Contracts”).

“Specified Contracts” means

(a)           the ground lease dated June 18, 2008 between Battle River Terminal ULC (“BRT”) and Gibson Energy Ltd. pursuant to which BRT leases lands at the Hardisty Terminal, as the same may be assigned, amended, supplemented, revised or replaced;

(b)           the infrastructure usage agreement dated June 18, 2008 between BRT and Gibson Energy Ltd. and Gibson Energy Partnership  pursuant to which, inter alia, BRT has rights to use certain infrastructure at the Hardisty Terminal as the same may be assigned, amended, supplemented, revised or replaced;

(c)           the operating agreement dated June 18, 2008 between Gibson Energy Partnership, Gibson Energy Ltd. and BRT as the same may be assigned, amended, supplemented, revised and replaced;

(d)           the access and infrastructure easement agreement dated June 18, 2008 between BRT and Gibson Energy Ltd. as the same may be assigned, amended, supplemented, revised and replaced;

(e)           the pipe rack easement agreement dated as of June 18, 2008 between BRT and Gibson Energy Ltd. as the same may be assigned, amended, supplemented, revised and replaced;

(f)            the interconnection and terminalling services agreement dated June 18, 2008 between BRT, Gibson Energy Partnership (in its capacity as user) and Gibson Energy Partnership (in its capacity as operator) as the same may be assigned, amended, supplemented, revised and replaced;

(g)           the interconnection and terminalling services agreement dated June 18, 2008, 2008 between BRT, Gibson Energy Partnership (in its capacity as operator) and Merrill Lynch Canada, Inc. (in its capacity as user) as the same may be assigned, amended, supplemented, revised and replaced;

(h)           the shareholders agreement among Merrill Lynch Commodities Luxembourg S.A.R.L., 1370307 Alberta Ltd. and BRT as the same may be assigned, amended, supplemented, revised and replaced and the grid promissory note dated June 18, 2008 made by BRT to 1370307 Alberta Ltd. (as the same may be assigned, amended, supplemented, revised and replaced) evidencing loans advanced from time to time under such shareholders’ agreement;

(i)            any Lender Consents (as such term is defined in certain of the above agreements) issued in connection with the foregoing;

(j)            other similar agreements related to any joint venture and/or project financing which any Credit Party may enter into prior to the Discharge of the Note Obligations (“Future Agreements”) which (i) are directly related to the Note Collateral (other than the Future Agreement(s)) and (ii) which would require any transferee, assignee or pledgee to assume Credit Party obligations under such Future Agreement (such as quiet enjoyment and/or access to the Note Collateral) in order for the Note Agent to transfer, pledge or assign such Future Agreement to such transferee or to have a security interest in such Future Agreement, or which would otherwise make the Note Agent’s Lien in Note Collateral subordinate to such Future Agreement, and provided in all cases: (i) the Note Agent has provided an agreement substantially in the form of the Agreement Regarding Security Interests attached as Exhibit C (or such other form mutually acceptable to the parties thereto) to the other party to such Future Agreement to the extent the other party (other than any Credit Party) has requested such an agreement, and (ii) provided however, that, to the extent either (A) such Future Agreement gives rise to annual income in excess of $5,000,000 individually, (B) the aggregate annual income of all Future Agreements and Leases under clauses (j) and (k) herein is in excess of $10,000,000 as a result of entering into such Future Agreement or (C) the aggregate annual income of all Future Agreements and Leases under clauses (j) and (k) herein is in excess of $10,000,000 prior to entering into such Future Agreement, the Loan Agent has, in its sole discretion, given its prior written consent to the entering into of such Future Agreement and acknowledgement that such Future Agreement will be a “Specified Contract”; and

(k)           leases or other dispositions of interests in real property which any Credit Party may enter into prior to the Discharge of the Note Obligations (“Leases”) which would make the Note Agent’s Lien in Note Collateral subordinate to such Lease, and provided however, that, to the extent either (A) such Lease gives rise to annual income in excess of $5,000,000 individually, (B) the aggregate annual income of all Future Agreements and Leases under clauses (j) and (k) herein is in excess of $10,000,000 as a result of entering into such Lease or (C) the aggregate annual income of all Future Agreements and Leases under clauses (j) and (k) herein is in excess of $10,000,000 prior to entering into such Lease, the Loan Agent has, in its sole discretion, given its prior written consent to the entering into of such Lease and acknowledgement that such Lease will be a “Specified Contract”.

“Subsidiary” means any Person of which more than fifty percent (50%) of the outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by the Borrower and/or one or more of its Subsidiaries.

“Swap” means any rate swap transaction; basis swap; forward rate transaction; commodity swap; interest rate option; forward foreign exchange transaction; cap transaction; floor transaction; collar transaction; currency swap transaction; cross-currency rate swap transaction; swaption; currency option; or any similar transaction (including any option to enter into any of the foregoing), or any combination(s) thereof, whether or not intended or designed to hedge or protect against any pricing, interest rate or currency risk.

“Trademark” or “Trademarks” means one or all of the following now owned or hereafter acquired by any of the Credit Parties or in which any of the Credit Parties now has or hereafter acquired any rights (including pursuant to any Trademark License):  (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, domain names, website names, world wide web addresses, common-law trademarks, trade dress, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles or like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, an all applications in connection therewith, including registrations, recordings and applications in the Canadian or United States Patent and Trademark Office or in any similar office or agency of any Province of Canada or State of the United States or any other country or any political subdivision thereof, (b) all extensions or renewals thereof and (c) the goodwill of the Credit Parties’ business and other Intangibles connected with the use of, and symbolized by, any of the foregoing.

“Trademark Collateral” means all of the Credit Parties’ now owned and hereafter arising Trademarks and Trademark Licenses.

“Trademark License” means any written agreement granting any right to use any Trademark  or Trademark registration now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, or, if another jurisdiction is specified in this Agreement, the Uniform Commercial Code as in effect from time to time in such jurisdiction.

(b)           All references herein to “$” or otherwise to amounts of money means lawful currency of Canada unless expressly stated otherwise and all references to “U.S. $” means lawful currency of the United States of America.

2.             Consents.  Subject to the terms and conditions of this Agreement (including, without limitation, Section 4.2 hereof):

(a)           The Loan Agent, for itself and on behalf of the Loan Lenders, consents to (i) the execution and delivery of the Indenture, the Notes and any Note Security Documents and any documents relating thereto; (ii) the incurrence of the Note Obligations; and (iii) the granting of any Note Liens; and

(b)           The Note Agent, on behalf of the Note Secured Parties, consents to (i) the execution and delivery of the Loan Agreement and any Loan Agreement Security Document and any documents relating thereto; (ii) the incurrence of the Loan Agreement Obligations; and (iii) the granting of any Loan Liens.

3.             Priority of Liens; Enforcement Actions; Other Agreements.

3.1           Priority of Liens.  Subject to the other provisions of this Agreement, including, without limitation, Section 3.10, the Loan Liens and the Note Liens shall, as between the Loan Lenders and the Note Secured Parties, have the following priorities:

(a)           The Loan Liens in all Liquidity Collateral shall be first priority Liens in such Property to the extent contemplated in the Loan Agreement and the Note Agent and the Note Secured Parties shall have no Liens on Liquidity Collateral it being understood that the Note Liens shall upon any Proceeds Date be deemed to be released in, upon or against any proceeds  (as defined in accordance with the PPSA) of Note Collateral that do not constitute “Proceeds” of Note Collateral in accordance with the definition thereof.

(b)           The Note Liens in all Note Collateral shall be first priority Liens in such Property to the extent contemplated in the Indenture and the Loan Agent and the Loan Lenders shall have no Liens on Note Collateral.

(c)           Subject to Section 3.3, the Loan Liens and the Note Liens in all Shared Collateral shall be pari passu in priority and subject to the sharing arrangements contained herein.

As between the Loan Agent and the Loan Lenders, on the one hand, and the Note Agent and the Note Secured Parties, on the other hand, the foregoing provisions shall be effective at all times during the term of this Agreement, notwithstanding: (i) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to the Credit Parties; (ii) the priorities which would otherwise result from the order of creation, attachment or perfection of any such Lien or any other priority granted by principle of Law; (iii) the taking of possession of any of the Borrower Property by the Loan Agent, the Note Agent, any Loan Lender or any Note Secured Party; (iv) the filing of any financing statement or the recording of any mortgage or other instrument in any recording office; (v) the order in which any of the Loan Agreement Obligations or the Note Obligations is created or the order of grant, execution, delivery, registration, attachment, perfection, filing, default or crystallization of the Security Documents or any Lien therein provided; (vi) whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses;

(vii) the date of giving or failing to give notices to or make demand upon the Credit Parties or any other Person, (viii) the date of any advances made to the Borrower by the Loan Lenders or the Note Secured Parties or (ix) any other matter whatsoever; and shall continue in full force and effect unless and until this Agreement shall have terminated in accordance with Section 5 hereof.

3.2           Enforcement Actions.  Unless and until this Agreement shall have been terminated in accordance with Section 5 hereof, the Loan Agent and the Note Agent shall have the right, as between themselves, to take or fail to take Enforcement Actions with respect to any Collateral as follows:

(a)           The Loan Agent shall have the sole and exclusive right to take or fail to take any Enforcement Action with respect to the Liquidity Collateral as provided in, and to the extent permitted by, the Loan Agreement Security Documents or under applicable Law in any manner deemed appropriate by the Loan Agent or the Loan Lenders in its or their sole discretion.

(b)           Subject to Section 3.10, the Note Agent shall have the sole and exclusive right to take or fail to take any Enforcement Action with respect to the Note Collateral as provided in, and to the extent permitted by, the Note Security Documents or under applicable Law in any manner deemed appropriate by the Note Agent or the Note Secured Parties in its or their sole discretion.

(c)           The Note Agent and the Loan Agent shall both have the right to take or fail to take any Enforcement Action with respect to the Shared Collateral provided that any such Enforcement Action is subject to Section 3.10 and the Loan Lien (in the case of Enforcement Action by the Note Agent) and the Note Lien (in the case of Enforcement Action by the Loan Agent) and further provided that the Loan Agent shall not have the right to sell or otherwise dispose of the Shared Collateral.

(d)           The Loan Agent shall have the sole and exclusive right to adjust settlement of, and collect the Proceeds of, any and all insurance insuring the Liquidity Collateral, in each case, in accordance with the terms of the Loan Agreement and the Note Agent shall have the sole and exclusive right to adjust settlement of, and collect the Proceeds of, any and all insurance insuring the Note Collateral, in each case, in accordance with the terms of the Indenture and/or the Note Security Documents.

(e)           Notwithstanding the foregoing provisions of this Section 3.2 and any other provision of this Agreement to the contrary, the Loan Agent shall have no duty whatsoever to inquire as to the origin of any Borrower Property, including any cash, cash equivalents, collections, moneys or Payment Instruments held, received or in transit.

3.3           Priority on Distribution of Proceeds of Collateral.  In the event of:

(a)           any distribution of any Borrower Property upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of the Credit Parties, or the application of any Borrower Property to the payment thereof;

(b)           any distribution of the Borrower Property upon the liquidation or dissolution of the Borrower, or the winding up of the assets or business of the Credit Parties;

(c)           any realization by any of the Loan Lenders, the Note Secured Parties, the Loan Agent or the Note Agent with respect to the Loan Lien or the Note Lien, respectively, whether through an Enforcement Action; or

(d)           any Disposition of any Borrower Property, to the extent that any part of the proceeds of such Disposition are required to be applied to any of the Loan Agreement Obligations or the Note Obligations or held by the Loan Agent or the Note Agent in accordance with the provisions of the Indenture, the Loan Agreement or any of the Security Documents, or the provisions of this Agreement, as applicable;

then, in any such event, as between the Loan Lenders and the Note Secured Parties all of such distributions, realizations, collections and proceeds thereof shall be paid, applied and distributed in accordance with the priorities specified in Section 3.1 provided that the Shared Collateral and any Proceeds thereof so distributed, applied or realized upon shall, provided that the event giving rise to such Proceeds of Shared Collateral is in compliance with any applicable provisions of Section 3.10(b) be distributed, first, to the Note Agent for application to the Note Obligations then due and owing and, after payment in full of all Note Obligations, the remaining amount of such Proceeds shall be distributed to the Loan Agent for application to the Loan Agreement Obligations.

3.4           Agency for Perfection; Parties to Hold Proceeds in Trust.  The Note Agent and the Loan Agent hereby appoint each other as agent for the purposes of perfecting by possession their respective Liens in the Shared Collateral described hereunder.  In the event that:

(a)           either Note Agent or any Note Secured Party obtains possession of any of the Liquidity Collateral or receives any Proceeds from any Enforcement Action with respect to Liquidity Collateral or Disposition of Liquidity Collateral described in Section 3.3 hereof at any time prior to payment in full of all Loan Agreement Obligations;

(b)           the Loan Agent or the Loan Lenders obtains possession of any of the Note Collateral or receives any Proceeds from any Enforcement Action with respect to Note Collateral, described in Section 3.3 hereof, at any time prior to the payment in full of all Note Obligations; or

(c)           the Loan Agent, any Loan Lender, the Note Agent or any Note Secured Party receives any Proceeds from any Enforcement Action with respect to the Shared Collateral, or any Disposition of the Shared Collateral at any time;

then, in such event, the party receiving such Proceeds shall (unless otherwise provided by Law and subject to Section 3.2(e)) hold the same in trust for the party entitled to receive the same and promptly notify and pay over the same to such party for application to the Loan Agreement Obligations (in the case of the Loan Agent) and to the Note Obligations (in the case of the Note Agent).

3.5           No Action:

Without limiting the generality of Section 3.2:

(a)           the Note Agent shall not be entitled to take or attempt to take any Enforcement Action with respect to the Liquidity Collateral (including instructing payments be made to the Note Agent) and will not contest, protest or object to any exercise of rights and remedies relating to the Liquidity Collateral under the Loan Agreement Security Documents or otherwise, or object to any forbearance by Loan Agent from commencing or pursuing any Enforcement Action. The Loan Agent shall have the exclusive right to take Enforcement Actions or otherwise enforce rights, exercise remedies (including set-off and the right to credit bid or compensate their debt) and in connection therewith make determinations regarding the release, disposition, or restrictions with respect to the Liquidity Collateral without any consultation with or the consent of either Note Agent or any Note Secured Parties; provided, that the Note Agent or any Note Secured Party may (A) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors arising under either any insolvency or liquidation proceeding or applicable non-bankruptcy law, in each case not prohibited by the terms of the Agreement, (B) vote on any plan or arrangement or reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not prohibited by the terms of this Agreement with respect to the Note Obligations, the Note Collateral or the Liquidity Collateral, (C) may receive any payment or distribution under or pursuant to a plan of reorganization or arrangement which has been confirmed pursuant to a final, non-appealable order; provided that such payment or distribution is applied in accordance with Section 3.3, (D) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Note Secured Parties, (E) make a cash bid on all or any portion of the Liquidity Collateral in any foreclosure, proceeding or action, or (F) take any action (not adverse to the priority status of the Loan Liens on the Liquidity Collateral or the rights of the Loan Agent to exercise any remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Note Collateral. In prosecuting any Enforcement Action or in exercising any other rights and remedies with respect to the Liquidity Collateral, the Loan Agent may enforce the provisions of the Loan Agreement Security Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion, so long as the collection or disposition of any Liquidity Collateral in connection with such exercise or enforcement is conducted in a commercially reasonable manner and otherwise in accordance with applicable law;

(b)           The Note Agent, on behalf of themselves and the Note Secured Parties agree that they will not knowingly take or, if received unknowingly, continue to hold once known any Liquidity Collateral in prosecuting any Enforcement Action or in connection with the exercise of any other right or remedy (including set-off or rights of compensation) with respect to any Liquidity Collateral in their capacity as a creditor, unless and until the Discharge of the Loan Agreement Obligations has occurred;

(c)           The Note Agent, on behalf of the Note Secured Parties agrees that the Note Agent and the other Note Secured Parties will not take any action with respect to the Liquidity Collateral that would hinder any exercise of remedies under the Loan Security Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Liquidity Collateral, whether by foreclosure or otherwise;

(d)           The Note Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Note Security Documents or Indenture shall be deemed to restrict in any way the rights and remedies of the Loan Agent with respect to the enforcement of the Loan Liens on the Liquidity Collateral as set forth in this Agreement and the Loan Agreement Security Documents;

(e)           Nothing in this Agreement shall prohibit the receipt by the Note Agent or any Note Secured Party of the required payment of interest, principal and other amounts owed in respect of its Note Obligations so long as such receipt is not the direct or indirect result of the exercise by such Note Agent or such Note Secured Party of rights or remedies as a secured creditor in respect of the Liquidity Collateral or enforcement in contravention of this Agreement of any Note Lien. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Note Agent or the Note Secured Parties may have against the Credit Parties against Note Collateral under the Note Security Documents;

(f)            The Note Agent and the Note Secured Parties may exercise rights and remedies as unsecured creditors against any Credit Party that has guaranteed or granted Note Liens to secure the Note Obligations;

(g)           The Loan Agent shall not be entitled to take or attempt to take any Enforcement Action with respect to the Note Collateral (including instructing payments be made to any Loan Agent) and will not contest, protest or object to any exercise of rights and remedies relating to the Note Collateral under the Note Security Documents or otherwise, or object to any forbearance by Note Agent from commencing or pursuing any Enforcement Action. The Note Agent shall have the exclusive right to take Enforcement Actions or otherwise enforce rights, exercise remedies (including set-off and the right to credit bid or compensate their debt) and in connection therewith make determinations regarding the release, disposition, or restrictions with respect to the Note Collateral without any consultation with or the consent of the either Loan Agent or any Loan Lenders provided, that a Loan Agent or any Loan Lender (A) may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors arising under either any insolvency or liquidation proceeding or applicable non-bankruptcy law, in each case not prohibited by the terms of the Agreement, (B) vote on any plan or arrangement or reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not prohibited by the terms of this Agreement with respect to the Loan Agreement Obligations, the Liquidity Collateral or the Note Collateral, (C) may receive any payment or distribution under or pursuant to a plan of reorganization or arrangement which has been confirmed pursuant to a final, non-appealable order; provided that such payment or distribution is applied in accordance with Section 3.3, (D) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Loan Agent or Loan Lenders, (E) make a cash bid on all or any portion of the Note Collateral in any foreclosure proceeding or action, or (F) take any action (not adverse to the priority status of the Note Liens on the Note Collateral or the rights of the Note Agent to exercise any remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Liquidity Collateral. In prosecuting any Enforcement Action or in exercising any other rights and remedies with respect to the Note Collateral, the Note Agent may enforce the provisions of the Note Security Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, so long as the collection or disposition of any Note Collateral in connection with such exercise or enforcement is conducted in a commercially reasonable manner and otherwise in accordance with applicable law;

(h)           The Loan Agent, on behalf of itself and the Loan Lenders agrees that it will not knowingly take or, if received unknowingly, continue to hold once known any Note Collateral in prosecuting any Enforcement Action or in connection with the exercise of any other right or remedy (including set-off or rights of compensation) with respect to any Note Collateral in its capacity as a creditor unless and until the Discharge of the Note Obligations has occurred;

(i)            The Loan Agent, for itself and on behalf of the Loan Lenders agrees that the Loan Agent and the other Loan Lenders will not take any action with respect to the Note Collateral that would hinder any exercise of remedies under the Note

Security Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Note Collateral, whether by foreclosure or otherwise;

(j)            The Loan Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Loan Agreement Security Documents or Loan Agreement shall be deemed to restrict in any way the rights and remedies of the Note Agent with respect to the enforcement of the Note Liens on the Note Collateral as set forth in this Agreement and the Note Security Documents;

(k)           Nothing in this Agreement shall prohibit the receipt by any Loan Agent or any Loan Lender of the required payment of interest, principal and other amounts owed in respect of its Loan Agreement Obligations so long as such receipt is not the direct or indirect result of the exercise by such Loan Agent or such Loan Lender of rights or remedies as a secured creditor in respect of the Note Collateral or enforcement in contravention of this Agreement of any Loan Lien. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Loan Agent or Loan Lenders may have against the Credit Parties against Liquidity Collateral under the Loan Agreement Security Documents; and

(l)            The Loan Agent and the Loan Lenders may exercise rights and remedies as unsecured creditors against any Credit Party that has guaranteed or granted Loan Liens to secure the Loan Agreement Obligations.

3.6           Payment Invalidated.  In the event that any of the Loan Agreement Obligations or Note Obligations shall be paid in full and subsequently, for whatever reason, formerly paid or satisfied Loan Agreement Obligations or Note Obligations become unpaid or unsatisfied, the terms and conditions of this Agreement shall be reinstated, notwithstanding any prior termination of this Agreement pursuant to Section 5, and all provisions of this Agreement shall again be operative until all such obligations are again paid in full.

3.7           Notice of Acceleration, Etc.  Each of the Loan Agent and the Note Agent agrees to deliver to the other:

(a)           In the case of the Loan Agent, (i) prompt written notice of the acceleration of the Loan Agreement Obligations pursuant to the Loan Agreement (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), and (ii) prompt written notice of any Enforcement Action with respect to Liquidity Collateral; and

(b)           In the case of the Note Agent, (i) prompt written notice of the acceleration of the applicable Note Obligations pursuant to the Indenture (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), and (ii) prompt written notice of any Enforcement Action with respect to  Note Collateral.

3.8           Contesting Liens.  Each of the Loan Agent, for itself and on behalf of the Loan Lenders, and the Note Agent, for itself and on behalf of the Note Secured Parties, agrees that it shall not contest or bring into question the validity, perfection, priority or enforceability of any Loan Lien in Liquidity Collateral, the Rights of Use, in the case of the Note Agent and the Note Secured Parties, or any Note Lien in Note Collateral, in the case of the Loan Agent and the Loan Lenders, so long as such Lien or Rights of Use is permitted by this Agreement or continues as contemplated by this Agreement.

3.9           Further Assurances and other Collateral.  From time to time during the term hereof:

(a)           Each of the Loan Agent and the Note Agent, at the reasonable request of the other, shall execute and deliver to the other such notices of the subordination and other provisions of this Agreement, in recordable form, and shall execute and deliver such other documents and instruments and take such other actions, as shall reasonably be necessary to carry out the intentions or to facilitate the performance of this Agreement including, without limitation, in connection with any Enforcement Action of which such Person has received notice;

(b)           If, in connection with any Enforcement Action permitted by Section 3.2(c) it becomes necessary or advisable for the Note Agent to obtain a release or discharge of any  Loan Lien in the Shared Collateral in order to convey title thereto unencumbered by such Lien, then so long as such Enforcement Action, and the application of the Proceeds derived therefrom, has been or will contemporaneously with such release or discharge be accomplished in conformity with this Agreement, the Loan Agent shall, upon the request of the Note Agent, execute such instruments of release or discharge of such Liens, in recordable form, or undertaking to execute and deliver same as may be reasonable and appropriate in the circumstances; provided, however, that any such release, discharge or undertaking may be expressly conditioned upon the requirement that any of the Rights of Use and the Loan Lien survive until the earlier of termination as provided herein and completion of all Enforcement Action with respect to the Liquidity Collateral; and

(c)           In the event any Lien on Shared Collateral is granted to or perfected by either the Loan Agent and/or the Loan Lenders on the one hand and the Note Agent and/or the Note Secured Parties on the other hand, the party to which such Lien is granted or by which it is perfected shall cooperate in all reasonable respects with the other to permit the other concurrently to be granted or to perfect a Lien on such Shared Collateral, to the extent that the other is then entitled to a Lien on such Shared Collateral under the terms of the Indenture and the Note Security Documents, in the case of the Note Agent, or under the terms of the Loan Agreement and the Loan Agreement Security Documents, in the case of the Loan Agent, in each case as then in effect, and subject to the terms and conditions of this Agreement.

3.10         Rights to Use.

(a)           The Note Agent consents to the granting by the Borrower to the Loan Agent of an irrevocable, non-exclusive license to use all Trademark Collateral to enable the Loan Agent and/or the Loan Lenders to manufacture, sell and/or realize upon, collect and enforce the Liquidity Collateral, for such period as may reasonably be required by the Loan Agent prior to the date on which substantially all the Liquidity Collateral is sold to a third party, collected or liquidated.  Such right and license shall be world-wide and free of charge.  For greater certainty, the Note Agent acknowledges and agrees that the Loan Agent and/or the Loan Lenders shall not be required to pay any costs or other amounts in respect of its or their use of the Trademark Collateral, including on account of:  (i) royalty, rental or similar payments for use of the Trademark Collateral, or (ii) costs associated with maintaining the Trademark Collateral.  The Loan Agent covenants and agrees that it will use reasonable efforts after the acceleration of the Loan Agreement Obligations to obtain possession of the Liquidity Collateral and to promptly terminate such license and rights with respect to any Trademark Collateral by notice to the Note Agent at the time any such Property (in the judgment of the Loan Agent) is no longer necessary or desirable in connection with the manufacture, sale, realization upon, collection or enforcement of the Liquidity Collateral.  The Note Agent agrees that, notwithstanding anything to the contrary contained herein, the Note Lien in all Trademark Collateral shall be subject to the Loan Agent’s interest therein by virtue of such license and rights (that is, foreclosure on such Lien will not terminate such Rights of Use).  The right of the Note Agent and the Note Secured Parties to take Enforcement Actions, any action described in clauses (i) through (ix) of the definition of Enforcement Action or any other action with respect to the Note Collateral or Note Security Documents with respect to such Trademark Collateral shall not be affected by the immediately preceding sentence or any provision set forth in Section 3.10(f), but any conveyance by the Note Agent of such Trademark Collateral shall be subject to the aforesaid Rights of Use granted in favour of the Loan Agent and to the agreement of any buyer required as provided in Section 3.10(d).

(b)           The Note Agent consents to the granting by the Borrower to the Loan Agent of an irrevocable, exclusive (except for the rights of the Note Agent and the Note Secured Parties as herein provided and subject to the conditions herein provided) rights to use all Borrower Property (other than the Trademark Collateral),(whether or not constituting Liquidity Collateral) including the Shared Collateral (hereinafter referred to as the “Other Licensed Property”) during the Access Period to enable the Loan Agent and/or the Loan Lenders to remove, realize, collect, manufacture and/or sell the Liquidity Collateral, which Rights of Use shall terminate on the last day of the Access Period. Such Rights of Use shall be world-wide and, save and except as herein provided, free of charge. For greater certainty, the Note Agent acknowledges and agrees that the Loan Agent and/or the Loan Lenders shall not be required to pay any costs or other amounts in respect of its or their use of the Other Licensed Property save and except as expressly provided in Section 3.10(c).  The Loan Agent covenants and agrees that it will use reasonable efforts after the acceleration of the Loan Agreement Obligations to obtain possession of the Liquidity Collateral and to promptly terminate such Rights of Use with respect to any Other Licensed Property (save and except for any Liquidity Collateral) by notice to the Note Agent at the time any such Other Licensed Property (in the judgment of the Loan Agent) is no longer necessary or desirable in connection with the manufacture or sale of the Liquidity Collateral.  Notwithstanding anything to the contrary contained in this Section 3.10, if at any time during the term of Rights of Use during which the Loan Agent or the Loan Lenders are in peaceful possession of all or substantially all of the Inventory constituting Liquidity Collateral (including finished goods, work-in-process and raw materials) the Note Secured Parties or the Note Agent is selling all or substantially all of the Note Collateral, and if the respective buyer or buyers thereof agree to purchase all Inventory (including finished goods, work-in-process and raw materials) then constituting Liquidity Collateral at the cost thereof consistent with the basis used for determining the amount of the eligible inventory for purposes of the borrowing base/availability under the Loan Agreement (but without reduction for ineligible items, the discounting for purposes of such borrowing base/availability or any sublimit thereunder), then either (x) the Loan Agent shall sell all of such Inventory constituting Liquidity Collateral to such buyer or buyers at such price and on an “as is/where is” basis and without any representation or warranty as to quality, merchantability, or fitness for purpose (and any representation or warranties express or implied by law or statute are hereby expressly excluded) or (y) if, and only if, such Inventory constituting Liquidity Collateral is not sold to such buyer or buyers because the Loan Agent declines in its discretion (and not because of any restraints, laws, statutes, court orders or lack of court orders or similar reasons) to sell such Inventory constituting Liquidity Collateral to such buyer or buyers at such price and on such terms, then, at the time such buyer or buyers purchase all or substantially all of the Note Collateral, the Access Period shall terminate. The Borrower hereby acknowledges and agrees that any sale by the Loan Agent as above provided constitutes a commercially reasonable sale.  The Note Agent agrees that, notwithstanding anything to the contrary contained herein, the Note Lien in all Property shall be subject to the Loan Agent’s interest therein by virtue of such Rights of Use (that is, foreclosure on such Lien will not terminate such Rights of Use).  The right of the Note Agent and the Note Secured Parties to take Enforcement Actions, any action described in clauses (i) through (ix) of the definition of Enforcement Action or any other action with respect to the  Note Collateral or Note Security Documents with respect to such Property shall not be affected by the immediately preceding sentence or any provision set forth in Section 3.10(f), but any conveyance (including any Rights of Use) by the Note Agent of such Property  during the Access Period shall be subject to the aforesaid Rights of Use (to the extent same has not expired or otherwise terminated in accordance with the provisions of this Agreement) granted in favour of the Loan

Agent and to the agreement of any buyer or licensee required as provided in Section 3.10(d).

(c)                                  At any time the Loan Agent is utilizing Note Collateral pursuant to the Rights of Use described in Section 3.10(b) or the rights referenced in Section 3.10(f)(ii) the following shall apply:

(i)            in the event such utilization of the Note Collateral is for the purpose of removing and realizing on Liquidity Collateral, the Loan Lenders shall indemnify the Note Agent from all damage to or deterioration of the Note Collateral during such utilization, normal wear and tear excepted;

(ii)           in the event such utilization of the Note Collateral is for the purpose of processing and converting raw materials (including work-in-process) into finished goods, the Loan Lenders shall, in addition to the indemnity referenced in paragraph (i) above, pay to the Note Agent the incremental costs (i.e. those costs which are directly attributable to the Loan Agent’s utilization of such Note Collateral over and above any such costs such Note Agent would have incurred whether or not the Loan Agent had so utilized the Note Collateral) incurred by such Note Agent on account of utility rates and similar charges and any increased insurance costs or any liens on the Note Collateral which such Note Agent is required to pay or discharge as a result of such utilization;

In the event that the Loan Agent fails to comply with its obligations under clauses (i) or (ii) above, and such non-compliance is not cured within a reasonable period of time following receipt by the Loan Agent of notice of such non-compliance, the Rights of Use shall terminate unless the Loan Agent is reasonably disputing the claim by the Note Agent under clauses (i) or (ii) to which such non-compliance relates.

(d)           During the Access Period, the Loan Agent’s use and occupancy of the Equipment, Fixtures and Real Property included in the Note Collateral shall not be exclusive of the Note Agent or Note Secured Parties (including its prospective buyers and licensees as permitted hereinbelow) and, provided that none of the following interferes in any material respect with the exercise by the Loan Agent of the rights afforded by this Section 3.10, including the liquidation, sale or other disposition of the Liquidity Collateral by the Loan Agent: (i) the Note Agent and its Receiver, if any, shall have access to the Note Collateral to preserve, protect, appraise and evaluate the Note Collateral, to show it to potential purchasers and to offer it for sale, and (ii) the Note Agent or its Receiver, if any, may sell or license some or all of the Note Collateral, provided that the purchasers or licensees of such Note Collateral shall have expressly agreed in writing to be bound by the Note Agent’ obligations under this Section 3.10 with respect to the purchased Note Collateral until the expiration of the Access Period.

(e)           The Loan Agent shall not have any right to assign, convey, transfer or grant licenses and sublicenses in the Proprietary Rights Collateral and Other Licensed Property (save and except for any Liquidity Collateral) to any other Person, provided that any agent, representative, receiver or receiver and manager (whether appointed privately or by order of any court) or like person for the purpose of realizing upon the Liquidity Collateral may exercise all the rights of the Loan Agent (subject to the limitations of this Section 3.10) under Sections 3.10(a) and (b) in connection with the exercise by the Loan Agent of its rights as a secured creditor of the Credit Parties with respect to such Inventory,  and the Loan Agent shall remain liable for compliance with the terms of the Rights of Use in respect of the actions of such agent, representative, receiver or receiver and manager (whether appointed privately or by order of any court) or like person.

(f)            In order to give effect to the provisions of this Agreement and to ensure that the Rights of Use confer on the Loan Agent and the Loan Lenders the rights and benefits contemplated thereby, the Note Agent hereby:

(i)            grants to the Loan Agent and the Loan Lenders an irrevocable right to use the Trademark Collateral on the terms and conditions set out in Section 3.10(a) of this Agreement; and

(ii)           grants to the Loan Agent and the Loan Lenders an irrevocable, exclusive (subject to the qualifications in Section 3.10(b), 3.10(d) and 3.10(e)) right to use the Other Licensed Property during the Access Period on the same terms and conditions set out in Section 3.10(b) of this Agreement.

3.11         Business Interruption Proceeds.

(a)           The parties to this Agreement hereby agree that the Note Agent (and any successor to the Note Agent in such capacity under the Indenture or if there is no Note Agent any successor appointed pursuant to the Indenture) shall act as the depositary for the purpose of receiving and distributing Business Interruption Proceeds on the terms and conditions set forth in this Section 3.11 and further agree that the Note Agent shall be authorized to exercise such powers as are expressly delegated to the Loan Agent by the provisions of this Section 3.11, together with such powers as are reasonably incidental thereto.

(b)           The Borrower, the Note Agent, the Notes Trustee and the Loan Agent agree to cause any Business Interruption Proceeds to be made payable to the Note Agent or to deal with the policies of insurance in a manner to enable Business Interruption Proceeds to be collected by the Note Agent alone and from time to time will do, assign, execute and endorse all transfers, assignments, cheques, loss claims, receipts, writings and things necessary or desirable for that purpose, and for that purpose irrevocably do appoint the Note Agent their attorney to do, assign, execute and endorse all transfers, assignments, cheques, loss claims, receipts, writings and things in their name or in the name of any of them as appropriate and on their behalf as the Note Agent may consider necessary or desirable.

(c)           In the event that any Business Interruption Proceeds are paid to the Note Agent, such Business Interruption Proceeds shall be disbursed as follows:

(i)            to the Loan Agent, the Liquidity Proportionate Share of Business Interruption Proceeds in respect of such Business Interruption Proceeds so received (for immediate delivery to the Borrower provided no Event of Default under the Loan Agreement has occurred and is continuing), and

(ii)           to the Note Agent, the Note Proportionate Share of Business Interruption Proceeds in respect of such Business Interruption Proceeds so received for immediate delivery to the Borrower provided no Event of Default as defined in the Indenture has occurred and is continuing.

(d)           If, with respect to a proposed action to be taken by it, the Note Agent shall determine in good faith that the provisions of this Section 3.11 relating to the functions or responsibilities of the Note Agent are or may be ambiguous or inconsistent, the Note Agent shall notify the Loan Agent, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of the Loan Agent that the Loan Agent concurs in the circumstances that the action proposed to be taken by the Note Agent is consistent with the terms of this Section 3.11 or is otherwise appropriate.  The Note Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Loan Agent in this respect, and such confirmation shall be binding upon the Loan Agent and the Loan Lenders.

(e)           Notwithstanding any provision herein, the Note Agent shall not be required to take any action that exposes or, in the good faith judgment of the Note Agent may expose, the Note Agent or its officers, directors, agents or employees to personal liability unless the Note Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Note Agent may be, contrary to applicable law.

(f)            Except for action expressly required of the Note Agent  hereunder, the Note Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Loan Agent in advance against the Loan Lenders proportionate share of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(g)           Neither the Note Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Section 3.11 except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Note Agent (i) may consult with legal counsel, independent public accountants, appraisers, insurance experts and other experts selected by the Note Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants, appraisers or experts, and (ii) shall incur no liability under or in respect of this Section 3.11 by acting upon any representation or warranty of the Credit Parties made in connection therewith or by acting upon any notice, instruction, consent, certificate or other instrument, writing or communication (which may be by telegram, cable, telex or telephone) in good faith believed by it to be genuine and to have been signed, sent or made by the proper party or parties.

(h)           The Note Agent shall have no duty with respect to effecting or maintaining any business interruption insurance or notifying the Note Secured Parties, the Loan Lenders or any other party to this Agreement of any failure to insure, inadequacy of insurance or expiry of insurance and the Note Agent shall not be responsible in any way for any loss by reason of want or insufficiency of insurance or by reason of the failure of any of the insurers in which business interruption insurance is carried to pay the full amount of any loss in respect of which they may have insured.

(i)            Notwithstanding anything to the contrary herein, the reasonable costs, fees and expenses (including legal fees) of the Note Agent in acting as aforesaid shall be paid from the proceeds of Business Interruption Proceeds in priority to all other distributions and the Borrower hereby indemnifies and saves harmless the Note Agent and its officers, directors, employees and agents in respect thereof in accordance with the terms set forth in the Indenture.

4.             Reliance, Waivers, Etc.

4.1           Creation of Future Obligations.

(a)           All of the Loan Agreement Obligations shall be deemed to have been funded by the Loan Lenders and incurred by the Credit Parties in reliance upon this Agreement, and the Note Agent and each Note Secured Party expressly waives notice to the Note Agent or any Note Secured Party of the acceptance of the subordination and other agreements set forth herein, notice of reliance on such subordination and other agreements and notice of the creation of any of the Loan Agreement Obligations after the date hereof, and agree that the Loan Lenders shall be entitled to rely upon the subordination and other agreements set forth herein at all times in creating  the Loan Agreement Obligations.  The Note Agent and each Note Secured Party acknowledges and agrees that the Loan Agent and the Loan Lenders have not inquired, and shall have no duty to inquire, into the terms of the Indenture and any of the Note Security Documents, or any other terms of the Note Obligations save and except as expressly set forth herein.

(b)           All of the Note Obligations shall be deemed to have been funded by the Note Secured Parties and incurred by the Credit Parties in reliance upon this Agreement, and the Loan Agent and each Loan Lender expressly waives notice to the Loan Agent or any Loan Lender of the acceptance of the subordination and other agreements set forth herein, notice of reliance on such subordination and other agreements and notice of the creation of any of the Note Obligations after the date hereof, and agree that the Note Agent and Note Secured Parties shall be entitled to rely upon the subordination and other agreements set forth herein at all times in creating the Note Obligations.  The Loan Agent and each of the Loan Lenders acknowledges and agrees that the Note Agent and the Note Secured Parties have not inquired, and shall have no duty to inquire, into the terms of the Loan Agreement, the Loan Agreement Security Documents or any other terms of the Loan Agreement Obligations save and except as expressly set forth herein.

4.2           Right to Amend, Etc.  As between the Loan Lenders and the Note Secured Parties:

(a)           The Loan Agent and the Loan Lenders may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the Note Agent or any Note Secured Party, change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the Loan Agreement Obligations, or obtain, release, or dispose of any Liquidity Collateral therefor, or amend or supplement in any manner that does not conflict with this Agreement, the Loan Agreement, the Loan Agreement Security Documents or any other agreements or instruments evidencing, securing or relating to the Loan Agreement Obligations, and this Agreement shall continue in full force and effect with respect to all such Loan Agreement Obligations; provided, however, that the Loan Agent shall comply with all applicable provisions of this Agreement in respect of any of the foregoing.

(b)           The Note Agent and the Note Secured Parties may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the Loan Agent or any Loan Lender, change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the Note Obligations, or obtain, release or dispose of any Note Collateral therefor, or amend or supplement in any manner that does not conflict with this Agreement, the Indenture, the Note Security Documents or any other agreements, instruments or documents from time to time evidencing, securing or relating to the Note Obligations, provided, however, that the Note Agent shall comply with all applicable provisions of this Agreement in respect of any of the foregoing.

4.3           Responsibility For Credit Decisions; No Duty to Inform Other Parties.

(a)           The Note Agent has, independently and without reliance on the Loan Agent, any Loan Lender or the directors, officers, agents, employees or attorneys of any thereof, and instead in reliance upon information supplied to it on behalf of Credit Parties and upon such other information as it has deemed appropriate (including, without limitation, all such information as it deemed advisable with respect to the Credit Parties’ compliance or non-compliance with any environmental laws), made its own independent decision to enter into the Indenture and to serve as the Note Agent thereunder and under the Note Security Documents; and the Note Agent shall, for itself and on behalf of the Note Secured Parties, independently and without reliance upon the Loan Agent, any Loan Lender or the directors, officers, agents, employees or attorneys of any thereof, continue to make its own independent analysis and decisions in acting or not acting under the Indenture and the Note Security Documents.

(b)           The Loan Agent has, independently and without reliance on the Note Agent, any Note Secured Party or the directors, officers, agents, employees or attorneys of any thereof, and instead in reliance upon information supplied to it on behalf of Credit Parties and upon such other information as it has deemed appropriate (including, without limitation, all such information as it deemed advisable with respect to Credit Parties’ compliance or non-compliance with any environmental laws ), made its own independent decision to enter into the Loan Agreement and to serve as the Loan Agent thereunder and under the Loan Agreement Security Documents; and the Loan Agent shall, for itself and on behalf of the Loan Lenders, independently and without reliance upon the Note Agent, any Note Secured Party or the directors, officers, agents, employees or attorneys of any thereof, continue to make its own independent analysis and decisions in acting or not acting under the Loan Agreement and the Loan Agreement Security Documents.

(c)           Neither the Loan Agent nor any Loan Lender shall have any present or future duty or responsibility to the Note Agent or any Note Secured Party to advise it of information known to any of them regarding the financial condition of the Credit Parties or of any circumstances bearing upon the risk of nonpayment of the Loan Agreement Obligations or the Note Obligations and the Note Agent and each Note Secured Party acknowledges that neither the Loan Agent nor any Loan Lender has made any representations or warranties to the Note Agent or any Note Secured Party with respect to the due execution, delivery, validity or enforceability of the Loan Agreement Obligations, the existence, condition or value of any of the Liquidity Collateral or as to any other matter whatsoever.  If, notwithstanding the foregoing, any such information is conveyed by the Loan Agent or any Loan Lender to the Note Agent or any Note Secured Party, neither the Loan Agent nor any Loan Lender shall have any responsibility to the Note Agent or any Note Secured Party for the accuracy or completeness of any information, nor any continuing duty or responsibility to advise the Note Agent or any Note Secured Party of any inaccuracy in such information that is subsequently discovered, or of any updated or subsequent information, whether or not of like kind.

(d)           Neither the Note Agent nor any Note Secured Party shall have any present or future duty or responsibility to the Loan Agent or any Loan Lender to advise it of information known to any of them regarding the financial condition of the Credit Parties or of any circumstances bearing upon the risk of nonpayment of the Note Obligations or the Loan Agreement Obligations and the Loan Agent on behalf of itself and each Loan Lender acknowledges that neither the Note Agent nor any Note Secured Party has made any representations or warranties to the Loan Agent or any Loan Lender with respect to the due execution, delivery, validity or enforceability of the Indenture or Note Security Documents, the validity or perfection of Note Liens, the validity or enforceability of the Note Obligations, the existence, condition or value of any of the Note Collateral or as to any other matter whatsoever.  If, notwithstanding the foregoing, any such information is conveyed by the Note Agent or any Note Secured Party to the Loan Agent or any Loan Lender, neither the Note Agent nor any Note Secured Party shall have any responsibility to the Loan Agent or any Loan Lender for the accuracy or completeness of any such information, nor any continuing duty or responsibility to advise the Loan Agent or any Loan Lender of any inaccuracy in such information that is subsequently discovered, or of any updated or subsequent information, whether or not of like kind.

4.4           Order of Enforcement of Enforcement Actions.  Subject to all of the terms and conditions of this Agreement:

(a)           The Loan Agent and the Loan Lenders shall have the right at any and all times to determine the order in which (i) any Enforcement Action or other recourse is sought against the Credit Parties or any other obligor with respect to the Loan Agreement Obligations in accordance with the Loan Agreement, and (ii) any or all of the Loan Liens shall be enforced; and the Note Agent, on behalf of itself and each Note Secured Party, hereby waives any and all rights to require that the Loan Agent pursue or exhaust any rights or remedies with respect to Credit Parties or any Borrower Property prior to exercising its rights and remedies with respect to Liquidity Collateral or in any other manner to require the marshalling of assets or security in connection with the exercise by the Loan Agent or any Loan Lender of any Enforcement Action with respect to Loan Agreement Obligations and Liquidity Collateral.

(b)           The Note Agent and the Note Secured Parties shall have the right at any and all times to determine the order in which (i) any Enforcement Action or other recourse is sought against the Credit Parties or any other obligor with respect to the Note Obligations in accordance with the Indenture or the Note Security

Documents, and (ii) any or all of the Note Liens shall be enforced; and the Loan Agent, on behalf of itself and the Loan Lenders, hereby waive any and all rights to require that the Note Agent pursue or exhaust any rights or remedies with respect to Note Collateral or in any other manner to require the marshalling of assets or security in connection with the exercise by the trustee or any Note Secured Party of any Enforcement Action with respect to Note Obligations and Note Collateral.

5.             Term.     This Agreement shall be irrevocable and shall remain in full force and effect until (i) all of the letters of credit issued pursuant to the Loan Agreement have been terminated and the loans, notes and unpaid letter of credit drawings, together with interest, fees and all other Loan Agreement Obligations incurred thereunder are paid in full in cash, all obligations to extend further advances pursuant to the Loan Agreement have been terminated and all Hedging Obligations have been paid in full and the related agreements terminated, or (ii) the payment in full in cash of all Note Obligations when due and owing, whereupon, subject to Section 3.6 hereof, this Agreement shall automatically terminate.

6.             Representations and Warranties.  Each of the Loan Agent and the Note Agent represents and warrants to the other that:

(a)           It is a duly organized and validly existing chartered bank under the laws of Canada; has all requisite power and authority to execute, deliver and perform under this Agreement; and the execution, delivery and performance by it of this Agreement have been duly authorized by all requisite corporate or other action;

(b)           It has been authorized to execute this Agreement on behalf of the Loan Lenders (in the case of the Loan Agent) and on behalf of the Note Secured Parties (in the case of the Note Agent) and no further consent or approval on the part of the Loan Lenders or any Note Secured Parties is or will be required in connection with the execution, delivery and performance of this Agreement; and

(c)           This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally.

7.             Miscellaneous.

7.1           Notices.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other, or whenever either of the parties desires to give or serve upon the other any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged, delivered by reputable overnight courier or telecopied, addressed as follows:

If to the Loan Agent at:

ROYAL BANK OF CANADA
200 Bay Street
Royal Bank Plaza
30th Floor, South Tower
Toronto, Ontario
M5J 1J5
Attention:	Manager
Telecopier No.:	(416) 865-0779

With a copy to:

ROYAL BANK OF CANADA
Agency Services Group
P.O. Box 50, 200 Bay Street
Royal Bank Plaza Per:
Toronto, Ontario
M5J 2W7

Attention:	Manager, Agency
Telecopier No.:	(416) 842-4023

If to the Note Agent at:

BNY TRUST COMPANY OF CANADA
Suite 1101
4 King Street West
Toronto, Ontario
M5H 1B6

Attention:	Angela Ikhimokpa, Assistant Treasurer
Telecopier No.:	(416) 360-1711

If to the Borrower or any other Credit Party at:

GIBSON ENERGY ULC
Suite 1700
440 — 2nd Avenue S.W.
Calgary, Alberta T2P 5E9
Attention:	Executive Vice President, Finance and Chief Financial Officer
Telecopier No.:	(403) 206-4011

or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, on the date of delivery by reputable overnight courier service or on the Business Day immediately following the date of telecopier transmission.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

7.2           Entire Agreement: Amendment.  This Agreement constitutes the entire agreement between the Loan Agent, the Note Agent and the Credit Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the Loan Agent, the Note Agent and the Credit Parties in respect of such subject matter, whether written or oral.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Loan Agent, the Note Agent and no consent of the Credit Parties shall be necessary to any amendment provided that any amendment, that contradicts or is in conflict with any rights or benefits of such Credit Party under the Loan Agreement or the Indenture shall require the consent of the Borrower.

7.3           Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.4           Survival.  The representations and warranties of the parties in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto until the termination of this Agreement pursuant to Section 5 hereof.

7.5           Counterparts.  This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

7.6           GOVERNING LAW.  THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH PROVINCE.

7.7           Parties.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall enure to the benefit of the Loan Agent, the Note Agent, the Loan Lenders and the Note Secured Parties and their respective successors and assigns and (ii) in the case of Section 3.11, Section 7.12 and the consent rights set forth in Section 7.2, the Credit Parties and their respective successors and assigns; provided, however, that any successor to the

Loan Agent or the Note Agent or any replacement Loan Agent or Note Agent shall expressly assume the obligations of such party hereunder, pursuant to the Joinder Agreement in the form of Exhibit A.

7.8           No Third Party Beneficiaries: Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of the Borrower, any of the other Credit Parties or any other Person except for the Loan Agent, the Note Agent, the Loan Lenders, the Note Secured Parties and their respective successors and assigns.

7.9           Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

7.10         Credit Parties’ Acknowledgment.  Each Credit Party (a) acknowledges receipt of a copy of this Agreement; (b) acknowledges that it has no rights hereunder (other than as set forth in Section 3.11, Section 7.12 and the consent rights set forth in Section 7.2); and (c) agrees not to assert any provision hereof as a defense to any Enforcement Action (except to the extent that the provisions of this Agreement are expressly referred to in or incorporated in the Loan Agreement, the Indenture or any Security Document as a limitation on its obligations thereunder or on the Loan Agent’s, Loan Lenders’, the Note Agent’ or the Note Secured Parties’ rights thereunder) nor to assert any such provision as a counterclaim or basis for set-off or recoupment against any party hereto.  Such acknowledgments and agreements by the Credit Parties do not, however, constitute any amendment, modification, or waiver by it of any provision of the Loan Agreement, the Indenture or any Security Document or any right available to it.

7.11         Further Assurances: Each of the parties hereto agrees promptly to execute and deliver all such amendments to the terms hereto and related documents and instruments as shall be reasonably necessary to give effect to the conversion or exchange of the Note Obligations (as referred to in the definition thereof), including agreements to be bound by the terms hereof by any successor Loan Agent or Note Agent following any such conversion or exchange.

7.12         Registrations: Each of the parties hereto acknowledges that certain of the registrations made at various Personal Property Registries have been made with collateral descriptions which are broader than the actual collateral held by the Note Agent and the Loan Agent under the Note Security Documents and the Loan Agreement Security Documents.  Each of the Note Agent and the Loan Agent agree that upon the request of any of them or upon the request of any of the Credit Parties, it will amend the collateral descriptions in the registrations at the applicable Personal Property Registries in its favor to exclude items or kinds of property that are not Collateral under the Note Security Document or a Loan Agreement Security Document, as applicable, between such party and one or more Credit Parties; provided, however, if the request to the Note Agent or Loan Agent is made by any Credit Party, such Credit Party will arrange at the time of the amended registration, for the delivery to such Note Agent or Loan Agent, as the case may be, of a favourable opinion of its legal counsel, in form and substance reasonably satisfactory to such agent, as to the effectiveness of such amended registration to protect or perfect security interests created under their respective Security Documents.

[the remainder of this page is intentionally left blank]
[signature pages follow]

IN WITNESS WHEREOF, this Agreement has been signed and sealed by the undersigned duly authorized signatories of the parties hereto as of the date and year first above written.

BNY TRUST COMPANY OF CANADA, as the Note Agent,

By:	/s/ Angela Ikhimokpa
Name: Angela Ikhimokpa
Title: Authorized Signatory

Intercreditor Agreement

ROYAL BANK OF CANADA, as the Loan Agent

By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

Intercreditor Agreement

GIBSON ENERGY ULC

By:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT A

[FORM OF JOINDER AGREEMENT]

Reference is made to the Intercreditor Agreement (as amended, modified or supplemented from time to time, the “Intercreditor Agreement”) dated as of May 27, 2009 by and among BNY Trust Company of Canada, in its capacity as Note Agent on behalf of the Note Secured Parties; and as depositary for Business Interruption Proceeds; Royal Bank of Canada in its capacity as collateral agent for itself and the Loan Lenders from time to time party to the Loan Agreement and Gibson Energy ULC.  Capitalized terms used herein and not otherwise defined have the same meaning as in the Intercreditor Agreement.

The undersigned, by execution of this Joinder Agreement on [                   ], hereby acknowledges and agrees to be bound as a [replacement Note Agent] [replacement Loan Agent] by the provisions of the Intercreditor Agreement.  The undersigned hereby    represents that it is acting as [agent/trustee] for [describe the type of holders of additional Loan Agreement/Note Obligations] under the                     , and that it has been authorized by the [describe such holders] to become a party to the Intercreditor Agreement on behalf of [such holders] and to act as the [Note Agent][Loan Agent] for [such holders].   The undersigned represents and warranties that it has received a copy of the Intercreditor Agreement.

This Joinder Agreement shall be governed and construed in accordance with the laws of the Province of Alberta.  Notices delivered to the undersigned pursuant to this Joinder Agreement shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement but to the address set forth below or such other address provided in writing, to the other parties to the Intercreditor Agreement.

By:
Name:
Title:

Date:

Address:

EXHIBIT B

[FORM OF NOTE COLLATERAL DISPOSITION NOTICE]

TO:	ROYAL BANK OF CANADA, as Loan Agent
200 Bay Street
Royal Bank Plaza
30th Floor, South Tower
Toronto, Ontario
M5J 1J5

Attention:	Manager
Telecopier :	416 865 0779

AND TO:	•, as Note Agent

Attention:
Telecopier:

Re:                          Intercreditor Agreement — Gibson Energy ULC

Reference is made to the intercreditor agreement (as amended, modified or supplemented from time to time, the “Intercreditor Agreement”) dated as of May 27, 2009 by and among BNY Trust Company of Canada, in its capacity as Note Agent on behalf of the Note Secured Parties; and as depositary for Business Interruption Proceeds; Royal Bank of Canada in its capacity as collateral agent for itself and the Loan Lenders from time to time party to the Loan Agreement and Gibson Energy ULC.  Capitalized terms used herein and not otherwise defined have the same meaning as in the Intercreditor Agreement.

The undersigned, a Credit Party, hereby notifies the Loan Agent and Note Agent as follows:

1.             The Credit Party is planning to sell [describe assets to be sold or attach schedule with a description of assets to be sold] on or about         , 20     to                (the “Purchaser”).

2.             The assets described above will be sold for [$•/Identify amount and currency of purchase price and any non-cash proceeds payable in respect of the sale of assets].

3.             The proceeds of sale due from the Purchaser referred to in the above paragraph will be Proceeds of the Note Collateral for the purposes of the Intercreditor Agreement and will be deposited or credited to the Note Collateral Account.

Dated as of                              day of                           , 20    .

[IDENTIFY CREDIT PARTY]

By:
Name: •
Title: •

By:
Name: •
Title: •

2

EXHIBIT C

AGREEMENT REGARDING SECURITY INTERESTS

THIS AGREEMENT made as of the            day of                   , 20      ,

AMONG:

•, a • existing under the laws of Canada, as the collateral agent (the “ Collateral Agent”)

- and –

•, a corporation incorporated under the laws of • (the “Credit Party”)

- and -

•, a corporation incorporated under the laws of • (the “Third Party”)

WHEREAS Gibson Energy ULC (formerly known as Gibson Acquisition ULC) and its permitted successors and assigns (the “Borrower”), GEP Midstream Finance Corp. (the “Co-Issuer”, and together with the Borrower, the “Issuers”) and guarantors party thereto have entered into an indenture dated as of May 27, 2009 (as the same may be amended, amended and restated, renewed, extended, restructured, replaced, refinanced, supplemented or otherwise modified from time to time, the “Indenture”) with the Collateral Agent and The Bank of New York Mellon, as trustee, pursuant to which the Borrower and Co-Issuer have issued $560,000,000 of its  11.75% First Lien Senior Secured Notes due 2014 (together with any Additional Notes (as such term is defined in the Indenture) referred to as “Notes”);

AND WHEREAS the obligations of the Borrower under the Indenture and the Notes are secured by mortgages, charges and liens on and security interests in the Note Collateral and the Shared Collateral as more specifically set forth in the Indenture and the other documents delivered in connection therewith;

AND WHEREAS the Credit Party has provided the Collateral Agents with security pursuant to security agreements listed in Schedule “A” attached hereto (the “Security Agreements”);

AND WHEREAS the Credit Party entered into a [describe Future Agreement] dated as of • between the Credit Party and the Third Party (the “[Future Agreement]”);

AND WHEREAS the Credit Party wants to give notice to the Third Party of the security interests granted by the Credit Party in connection with the Indenture pursuant to the Security Agreements, the Third Party wishes to acknowledge to the Credit Party and the Collateral Agents that such security interests have been granted by the Credit Party and to consent to the assignment by the Collateral Agents of the Credit Party’s interests in the [Future Agreements] upon any realization of such security interests, and the Collateral Agents are willing to give assurance to the Third Party that the Third Party will have quite enjoyment under the [Future Agreement] of the • by the Third Party from time to time under the [Future Agreement], all on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

ARTICLE I
NOTICE OF SECURITY INTEREST

1.1          Notice

The Credit Party hereby gives notice to the Third Party that pursuant to the Security Agreements the Credit Party has granted to the Collateral Agents a security interest in all of the Credit Party’s right, title and interest in, to and under the [Future Agreement] and granted mortgages, charges and liens on and security interests (collectively, the “Security Interests”) in, among other property, the following property [list any other relevant collateral] (collectively, “Collateral”).

1.2          Payment

From and after the date hereof all monies payable by the Third Party under the [Future Agreement] shall continue to be paid in accordance with the terms of the [Future Agreement], unless and until either Collateral Agent otherwise directs, whereupon the Credit Party authorizes and directs the Third Party to comply with the directions of the Collateral Agent with respect to further payments by the Third Party under the [Future Agreement].

1.3          Information Requests

The Third Party is authorized and directed by the Credit Party, and undertakes with each of the Collateral Agents, to provide to each of the Collateral Agents all information in relation to the [Future Agreement], that such Collateral Agent reasonably requests; provided that: i) the Credit Party would be entitled to receive such information; ii) the cost of all such information that would not customarily be provided by the Third Party shall be borne by the Credit Party; and iii) all such information shall be held in confidence by the Collateral Agents to the same extent that the Credit Party is required to hold such information in confidence under the [Future Agreement] as if those confidentiality restrictions were set out in full herein.

1.4          Irrevocable

The notice contained in Section 1.1 hereof and the authorization and direction regarding payment contained in Section 1.2 hereof are irrevocable.

1.5          No Prior Notice

The Third Party confirms that it has not received written notice of any other assignment, charge, mortgage, pledge or grant of a security interest in the Collateral by the Credit Party.

ARTICLE II
ACKNOWLEDGMENT OF SECURITY INTEREST

2.1          Acknowledgment

The Third Party hereby acknowledges receipt of the notice of the Security Interests contained in Section 1.1 hereof and the authorization and direction relating to payments contained in Section 1.2 hereof and, to the extent required hereby consents thereto.

2.2          Instructions from the Collateral Agents

The Third Party agrees that if either Collateral Agent issues to the Third Party a notice (a “Credit Party Default Notice”) that the Collateral Agent’s rights as a secured party under the Security Agreements have become exercisable the Third Party agrees that it shall thereafter:

(a)           pay to the Collateral Agent at such account as the Collateral Agent may nominate all amounts from time to time payable by the Third Party under the [Future Agreement];

(b)          perform, observe and comply with all of the Third Party’s other undertakings and obligations under the [Future Agreement] in favour of the Credit Party for the Collateral Agent’s benefit as if the Collateral Agent was named as • therein instead of the Credit Party;

(c)           if the Collateral Agent so requests (subject to applicable law) enter into a • Agreement with the Collateral Agents, or the Collateral Agents’ nominee, on the same terms mutatis mutandis as the [Future Agreement], provided that the Third Party shall have no obligation or liabilities to the Collateral Agent or the Collateral Agent’s nominee under such • Agreement which would not have accrued to the Third Party if the Third Party had remained • under the [Future Agreement];

(d)          allow such Collateral Agent, to the exclusion of the Credit Party, to exercise any and all rights of the Credit Party under the [Future Agreement], do or cause to be done any and all acts and things thereunder, receive performance thereunder and adjust and settle all matters relating to the performance thereof, all to the same extent and in the same manner as the Credit Party could do if the rights of such Collateral Agent under the Security Agreement had not become exercisable; and

(e)           allow such Collateral Agent to sell, assign, transfer or dispose of the property described in section 1.1 pursuant to the Security Agreements, at any time after the security constituted by the applicable Security Agreement has become enforceable, and the Third Party hereby consents to the assignment of the [Future Agreement] by such Collateral Agent in connection with the disposition of the Collateral by it, provided that the purchaser assumes all of the Credit Party’s obligations under the [Future Agreement].

2.3          Further Instructions from the Credit Party

The Third Party further agrees that after issue by the Collateral Agents of any Credit Party Default Notice, the Third Party shall not recognize the exercise by the Credit Party of any of its rights and powers under the [Future Agreement] unless and until requested to do so by the Collateral Agents.

2.4          Modification of [Future Agreement]

To the extent the obligations of the Third Party hereunder are inconsistent or incompatible with the obligations of the Third Party under the [Future Agreement], the obligations of the Third Party to the Credit Party under the [Future Agreement] are modified accordingly.

2.5          [Amendments to [Future Agreement]

The Credit Party and the Third Party agree that they will not amend, modify or waive any provision of the [Future Agreement] without the express written consent of the Collateral Agents.]

ARTICLE III
COVENANTS

3.1          Covenants in Respect of the [Future Agreement]

In respect of the [Future Agreement], each of the Collateral Agent hereby covenants that in the event that the Note Agent or the Second Lien Note Agent enforces its security interest granted under the Security Agreements:

(a)           in the Credit Party’s fee simple estate of the premises subject to the [Future Agreement] and if such Collateral Agent is the mortgagee in possession of the Credit Party’s fee simple estate of the premises subject to the [Future Agreement], such Collateral Agent will assume all of the Credit Party’s rights and obligations under the [Future Agreement], so long as the Credit Party (or such Collateral Agent, if such Collateral Agent issues a Credit Party Default Notice to the Third Party) has not issued a termination notice in respect of a default under the [Future Agreement]); and [Note: This clause only applies if the [Future Agreement] is a lease, easement or other agreement creating an interest in real property owned by the Credit Party in favour of the Third Party]

(b)          upon any transfer of the [Future Agreement] in connection with such enforcement of its rights under the Security Agreements, such Note Agent will cause the transferee of the [Future Agreement] to agree to be bound by the provisions of the [Future Agreement].

ARTICLE IV
DEFAULT

4.1          Default

The Third Party hereby waives, and agrees to and in favour of the Collateral Agents that it shall not exercise, any and all of its rights under [Section • of the Future Agreement] in the event that the Credit Party is in default of the [Future Agreement] provided that nothing herein shall be deemed to constitute a waiver of the Third Party’s rights under Section 41(2) of the Personal Property Security Act (Alberta).

4.2          No Assumption of Obligations

Save as expressly provided in this Agreement, neither of the Collateral Agents:

(a)           shall have any obligations or liabilities to the Third Party; or

(b)          shall be under any obligation whatsoever under the [Future Agreement] in the event of a failure by the Credit Party to perform its obligations thereunder, and no curing of any breaches under the [Future Agreement] by either of the Collateral Agents shall be construed as an assumption by such Collateral Agent of any of the obligations, covenants or agreements of the Credit Party under the [Future Agreement].

ARTICLE V
MISCELLANEOUS

5.1          Amendments

This Agreement may not be amended except by an agreement in writing between the parties hereto.

5.2          Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.3          Time of the Essence

Time is of the essence with respect to the performance by the parties of their respective obligations hereunder.

5.4          Notices

Every notice, request, demand or other communication under this Agreement:

(a)           shall be in writing in the English language and shall be sent by messenger or telefax, as to each party hereto, to it at its address set forth below or at such other address as shall have been or be designated by it in a written notice to the other parties hereto.  All such notices, requests, demands, and other communications shall be deemed to have been given when delivered or sent, as the case may be;

(b)          shall be sent:

(i)            if to the Collateral Agent, at:

•

•

•

•

Attention: •

Telephone: •

Telefax: •

(ii)           if to the Credit Party, at:

•

•

•

•

Attention: •

Telephone: •

Telefax: •

(iii)          if to the Third Party, at:

•

•

•

•

Attention: •

Telephone: •

Telefax: •

5.5          Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.  The Credit Parties may not assign, in whole or in part, any of their rights or obligations hereunder.  The Collateral Agent may not assign its rights or obligations hereunder to any person other than a successor collateral agent under the Security Agreements, and then only if such successor collateral agent agrees to be bound hereby as if it had been an initial party hereto.

5.6          Resignation

Each Collateral Agent shall be entitled to resign as collateral agent for and on behalf of the •, as the case may be, in accordance with the Security Agreements.  In the event that the Collateral Agent does so resign then any successor or other collateral agent appointed in its place (the “New Collateral Agent”) shall (upon giving notice to the Third Party and the other Collateral Agent) assume all rights and obligations of the resigning Collateral Agent hereunder and the resigning Collateral Agent shall no longer enjoy those rights and shall be released from those obligations and the Third Party and the Credit Parties shall no longer enjoy those rights and shall be released from those obligations and the Third Party and the Credit Parties shall owe their obligations hereunder to the New Collateral Agent.  The New Collateral Agent shall be deemed to be a party to this Agreement as if it had originally been named as a party hereto in place of the resigning Collateral Agent.  The resigning Collateral Agent shall be discharged from any further obligation hereunder but the provisions of this Agreement shall continue in effect for its benefit or (as the case may be) the benefit of the other parties hereto in respect of any actions taken or omitted by it while acting as Collateral Agent hereunder.

5.7          Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.  The parties do hereby irrevocably and unconditionally submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta in connection with any disputes or other matters arising out of or in connection with this Agreement.

5.8          Further Assurances

Subject to the limitations otherwise provided herein, the parties shall from time to time do and perform such other and further acts and execute and deliver any and all further agreements and instruments as may be required by law or reasonably requested by another party hereto to carry out and effect the intent and purposes of this Agreement.

5.9          Counterparts and Execution

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile in accordance herewith, which when so executed and delivered shall constitute a binding agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement as of the day and year first above written.

[COLLATERAL AGENT]

Per:

[CREDIT PARTY]	[THIRD PARTY]

Per:

SCHEDULE “A”

SECURITY AGREEMENTS